POWER OF ATTORNEY

The undersigned, being a person required to file a

statement under
Section 16(a) of the Securities Exchange Act of 1934

(the "1934 Act")
with respect to Anthracite Capital Inc, Inc., hereby

authorizes,
designates and appoints Richard M. Shea, Vincent B.
Tritto,
Robert P.
Connolly, Daniel R. Waltcher, Harris Oliner and
Paul Murdock,
and each
of them, to act severally as attorneys-in-fact to execute and file statements on Form 4 and Form 5 and any successor forms adopted by the
Securities Exchange Commission, as required by the 1934 Act and the

Investment Company Act of 1940 and the rules thereunder, and to take such other actions as such attorneys-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such
attorneys-in-fact have taken or may

take in reliance hereon. This
power of attorney shall continue in effect

until the undersigned no
longer has an obligation to file statements

under the section cited
above, or until specifically terminated in

writing by the
undersigned.


IN WITNESS WHEREOF, the undersigned
has duly
executed this power of
attorney on the 13th day of April, 2006.





By:  /s/ James J. Lillis
   ----------------------
Name:

James J. Lillis